
<ARTICLE> 5
<RESTATED>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          SEP-30-1996
<PERIOD-START>                             OCT-01-1995
<PERIOD-END>                               DEC-31-1995
<CASH>                                         115,000<F3>
<SECURITIES>                                         0
<RECEIVABLES>                                1,445,600<F3>
<ALLOWANCES>                                    21,000<F3>
<INVENTORY>                                    310,600<F3>
<CURRENT-ASSETS>                             2,659,700<F3>
<PP&E>                                       2,410,600<F3>
<DEPRECIATION>                               1,184,000<F3>
<TOTAL-ASSETS>                               4,758,500<F3>
<CURRENT-LIABILITIES>                        2,083,300<F3>
<BONDS>                                        767,700<F3>
<PREFERRED-MANDATORY>                                0<F2>
<PREFERRED>                                    158,600<F2>
<COMMON>                                         7,100
<OTHER-SE>                                   1,213,000
<TOTAL-LIABILITY-AND-EQUITY>                 4,758,500<F3>
<SALES>                                      1,997,000<F3>
<TOTAL-REVENUES>                             1,997,000<F3>
<CGS>                                        1,693,800<F3>
<TOTAL-COSTS>                                1,693,800<F3>
<OTHER-EXPENSES>                               198,300<F3>
<LOSS-PROVISION>                                 1,500<F3>
<INTEREST-EXPENSE>                              14,600<F3>
<INCOME-PRETAX>                                 88,800<F3>
<INCOME-TAX>                                    37,100<F3>
<INCOME-CONTINUING>                             45,300<F3>
<DISCONTINUED>                                   1,700<F3>
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    47,000
<EPS-PRIMARY>                                     0.54<F1><F4>
<EPS-DILUTED>                                     0.51<F1><F4>

<F1>Restated to reflect the application of Statement of Financial Accounting
Standards No. 128, "Earnings per Share." The EPS under the "EPS Primary" tag represents basic earnings per share.
<F2>Correction of an error in the previously filed financial data schedule.
<F3>Restated to identify separately the results of operations and financial position of the Company's discontinued Plastic Container division.
<F4>Restated to reflect a 2-for-1 split of the Company's common stock, effective on March 7, 1997.

